                                                                    EXHIBIT 99.1

                        MEADOWBROOK INSURANCE GROUP, INC.
                                  (NYSE - MIG)

CONTACT: ROBERT S. CUBBIN, PRESIDENT & CHIEF EXECUTIVE OFFICER, (248) 204-8031 KAREN M. SPAUN, SVP & CHIEF FINANCIAL OFFICER, (248) 204-8178 JENNIFER LA, DIRECTOR OF FINANCIAL ANALYSIS, (248) 204-8159

                        MEADOWBROOK INSURANCE GROUP, INC.
              REPORTS THIRD QUARTER 2005 NET INCOME OF $4.7 MILLION

          - EARNINGS PER DILUTED SHARE OF $0.16 FOR THE THIRD QUARTER

            - 2005 YEAR-TO-DATE NET INCOME UP 14.9% TO $13.0 MILLION

                    - YEAR-TO-DATE REVENUES INCREASED 14.3%

                        - BOOK VALUE PER SHARE OF $6.05

                              SOUTHFIELD, MICHIGAN
                                NOVEMBER 1, 2005

THIRD QUARTER OVERVIEW:

Meadowbrook Insurance Group (NYSE: MIG) reported net income for the quarter ended September 30, 2005 of $4.7 million, or $0.16 per diluted share. This compares to net income of $5.3 million, or $0.18 per diluted share in 2004. This decrease in net income reflects one-time net after-tax benefits of $2.5 million in the third quarter of 2004 from the acceleration of revenue recognition resulting from the termination of a multi-state claims run-off contract and the cumulative effect of a reduction in estimated net reinsurance costs in one specific program.

YEAR-TO-DATE OVERVIEW:

Net income for the nine months ended September 30, 2005 increased $1.7 million, or 14.9%, to $13.0 million, or $0.44 per diluted share, from net income of $11.3 million, or $0.38 per diluted share, for the comparable period in 2004. Overall underwriting results continued to improve during the first nine months of 2005 as a result of the controlled growth of premiums, the impact of rate increases, growth of new fee-based revenue, and overall expense control initiatives.

Commenting on the results, Meadowbrook President and Chief Executive Officer, Robert S. Cubbin stated: "We are pleased with our continued favorable operating results in an environment characterized by flat to declining premium rates. The growth in bottom line profitability over the last three years demonstrates our long-term commitment to underwriting discipline, our consistent focus on growing our profitable specialty insurance and fee-for-service programs, along with continued success in leveraging fixed costs."

PRESS RELEASE                                                             PAGE 2


YEAR TO DATE RESULTS:

Gross written premium increased $21.9 million, or 9.5%, to $253.0 million for the nine months ended September 30, 2005, compared to $231.2 million in 2004. This increase reflects modest premium rate increases, new programs implemented in 2004 and 2005, and growth in existing programs.

Revenues:

Revenues increased $28.5 million, or 14.3%, to $227.9 million for the nine months ended September 30, 2005, compared to $199.4 million in 2004.

Net earned premium increased $31.6 million, or 20.3%, to $187.4 million for the nine months ended September 30, 2005, from $155.8 million in 2004. This increase reflects growth in earned premium from new and existing programs and the impact of overall rate increases of 8.4% and 1.4% achieved in 2004 and 2005, respectively.

Net commissions and fees decreased $5.5 million, or 16.7%, to $27.3 million for the nine months ended September 30, 2005, from $32.8 million in 2004. Gross commissions and fees, before consolidation, were $65.2 million for the nine months ended September 30, 2005 compared to $68.2 million in 2004. This decrease is related to the anticipated impact from the expected run-off of the two limited duration contracts. As announced in the third quarter of 2004, the Company accelerated the recognition of $3.5 million in revenue from those contracts and therefore, fees that would otherwise have been earned in 2005 were earned in 2004. The impact of this 2004 revenue acceleration was partially offset by growth in agency commissions and fees related to new managed programs.

Net investment income increased $2.3 million, or 20.7%, to $13.2 million for the nine months ended September 30, 2005, from $10.9 million in 2004. Average invested assets increased $64.1 million, or 18.5%, to $410.0 million in 2005, from $346.0 million in 2004. The increase in average invested assets reflects cash flows from underwriting activities, growth in gross written premium, and $24.3 million in net proceeds received in conjunction with the senior debentures issued during the second quarter of 2004. This increase was also the result of a rise in the average investment yield to 4.3%, compared to 4.2% in 2004. The current pre-tax book yield is 4.2%. The duration of the investment portfolio is
3.5 years. Excluding the funds raised on September 16, 2005 (which is expected to be invested in the fourth quarter) the duration would be 3.9 years.

Expenses:

Incurred losses were $113.3 million for the nine months ended September 30, 2005, up from $97.2 million in the comparable period of 2004. The loss and loss adjustment expense (LAE) ratio for the nine months ended September 30, 2005 was 65.2%, compared to 67.1% in 2004. The current accident year(1) loss and LAE ratio for the nine months ended September 30, 2005 was 62.7%, down from 66.0% in 2004. This improvement reflects the impact of rate increases, continued underwriting discipline, and selective growth. For the nine months ended September 30, 2005, development on prior accident year reserves was $4.5 million, or 2.0% of the Company's net loss and LAE reserves of $227.0 million, as of December 31, 2004. This development primarily reflects a re-estimation of residual market allocations, the second quarter increase in the allowance for reinsurance recoverables related to a specific discontinued surety program, and development on one specific workers' compensation claim in Florida.

Policy acquisition and other underwriting expenses increased $9.1 million to $33.7 million for the nine months ended September 30, 2005, from $24.6 million for the comparable period in 2004. The GAAP

----------
(1) The accident year loss and LAE ratio is the unconsolidated GAAP loss and loss ratio excluding development on prior accident years.

PRESS RELEASE                                                             PAGE 3


expense ratio was down slightly to 33.6% for the nine months ended September 30, 2005, compared to 33.8% in 2004.

The GAAP combined ratio was 98.8% for the nine months ended September 30, 2005, compared to 100.9% in 2004.

Salaries and employee benefits for the nine months ended September 30, 2005 decreased $251,000, or 0.6%, to $39.2 million, from $39.4 million in 2004, due primarily to a slight decrease in staffing levels, partially offset by merit pay increases.

Other administrative expenses increased $501,000, or 2.6%, to $19.9 million for the nine months ended September 30, 2005, from $19.4 million for the comparable period in 2004. This increase is primarily attributable to consulting and audit expenses associated with Section 404 of the Sarbanes-Oxley Act, as well as increases in expenses as a result of information technology enhancements.

Interest expense increased $1.0 million to $2.5 million for the nine months ended September 30, 2005, from $1.5 million for the comparable period in 2004. This increase is primarily the result of the senior debentures issued in the second quarter of 2004. The effective interest rate increased from 4.2% for 2004 to 4.6% for 2005, primarily as a result of the increase in the underlying Eurocurrency based rate.

THIRD QUARTER RESULTS:

As noted above, net income for the third quarter of 2005 was $4.7 million, or $0.16 per diluted share. This was a slight decrease compared to $5.3 million, or $0.18 per diluted share, in the third quarter of 2004. This is due to the above referenced one-time net after-tax benefits recognized in the third quarter of 2004 totaling $2.5 million.

During the quarter, gross written premium increased $6.9 million, or 8.6%, to $86.1 million, from $79.2 million for the comparable period in 2004.

Revenues:

Revenues increased $7.6 million, or 10.9%, to $77.0 million for the quarter ended September 30, 2005, from $69.4 million in 2004.

Net earned premium increased $10.2 million, or 19.3%, to $63.2 million for the quarter ended September 30, 2005, from $53.0 million in 2004.

Net commissions and fees decreased $3.5 million, or 27.4%, to $9.2 million for the quarter. Gross commissions and fees, before consolidation, were $21.9 million this quarter, compared to $25.4 million in 2004. This decrease is primarily related to the anticipated impact from the expected run-off of the two limited duration contracts.

Net investment income increased $834,000, or 22.2%, to $4.6 million for the quarter ended September 30, 2005, from $3.8 million in 2004. Average invested assets increased $43.4 million, or 11.7%, to $412.7 million in 2005, from $369.3 million in 2004. The increase in average invested assets reflects cash flows from underwriting activities, growth in gross written premium, and $24.3 million in net proceeds received in conjunction with the senior debentures issued during the second quarter of 2004. This increase was also the result of a rise in the average investment yield to 4.5%, compared to 4.1% for the comparable period in 2004.

PRESS RELEASE                                                             PAGE 4


Expenses:

Incurred losses increased $6.6 million, or 20.9%, to $38.4 million for the quarter ended September 30, 2005, from $31.8 million in 2004. The loss and LAE ratio for the quarter ended September 30, 2005 was 65.5%, compared to 64.8% in 2004. As noted above, this increase was due to modest development on prior accident years. The current accident year loss and LAE ratio for the quarter ended September 30, 2005 was 61.6%, compared to 66.3% in 2004.

Policy acquisition and other underwriting expenses increased $3.8 million, or 46.3%, to $11.9 million for the quarter ended September 30, 2005, from $8.1 million in 2004. The GAAP expense ratio was 34.3% for the quarter ended September 30, 2005, compared to 34.7% for the quarter ended September 30, 2004.

The GAAP combined ratio for the third quarter of 2005 was 99.8%, compared to 99.5% in 2004.

Salaries and employee benefits for the quarter ended September 30, 2005 decreased $1.4 million, or 9.6%, to $12.9 million, from $14.3 million in 2004, due primarily to a decrease in performance-based variable compensation and a slight decrease in staffing levels. These decreases were partially offset by merit pay increases.

Other administrative expenses decreased $765,000, or 11.3%, to $6.0 million for the quarter ended September 30, 2005, from $6.8 million in 2004. This decrease primarily reflects the 2004 expenses associated with the previously mentioned 2004 acceleration of revenue related to the limited duration contracts.

Interest expense increased $262,000, or 38.2%, to $948,000 for the quarter, from $686,000 in 2004. This increase is primarily related to the senior debentures issued in the second quarter of 2004. The effective interest rate increased from 3.9% for the third quarter of 2004 to 4.9% for the comparable period of 2005, primarily as a result of the increase in the underlying Eurocurrency based rate.

OTHER MATTERS:

Shareholders' Equity:

Shareholders' equity increased to $174.0 million, or $6.05 per common share, at September 30, 2005, compared to $167.5 million, or $5.76 per common share, at December 31, 2004. The $0.29 per share increase in book value reflects year-to-date earnings of $0.44 per share and $0.04 per share related to the issuance of stock upon the exercising of warrants and stock options. These increases were offset by the retirement of 634,900 shares associated with the share repurchase plan or $0.12 per share. In addition, during the nine months ended September 30, 2005, the unrealized gain in the investment portfolio decreased from $4.8 million, or $0.17 per share, to $45,000, or $0.00 per share. The decrease in the unrealized gain reflects the impact of changing interest rates. The investment portfolio is invested 99.6% in investment grade securities. The Company will continue to invest in securities with minimum credit risk and has the ability and intent to hold securities through interest rate market changes.

At September 30, 2005, the Company's debt-to-equity ratio was 32.2%, compared to 26.5% at December 31, 2004. During the quarter, the Company reduced its borrowings on the line of credit to zero from $7.0 million. This reduction reflects the temporary use of proceeds from the September 16, 2005 pooled transaction.

PRESS RELEASE                                                             PAGE 5


Share Repurchases:

At the regularly scheduled board meeting on October 28, 2005, the Board of Directors authorized management to purchase up to 1,000,000 shares, or approximately 3%, of the Company's common stock in market transactions over the next twenty-four months.

Statutory Surplus:

Statutory surplus increased in the quarter to $138.9 million at September 30, 2005, from $126.2 million at June 30, 2005, and from $120.7 million at December 31, 2004. The increase in statutory surplus was primarily due to statutory net income and a $10.0 million capital contribution.

Cash Flow:

For the nine months ended September 30, 2005, cash flow provided by operations was $48.7 million, compared to $43.3 million in 2004. For the quarter ended September 30, 2005, cash flow provided by operations was $25.7 million, compared to $17.0 million in 2004. The increase in the cash flow provided by operations reflects the improvement in underwriting results which were partially offset by the tax benefit realized in 2004 from the utilization of the net operating loss carryforward. As of December 31, 2004, the entire net operating loss carryforward had been fully utilized.

Earnings Outlook:

As previously announced, the Company's outlook for the full year 2005, included an earnings target of $0.54-$0.57 per share. Based upon the results of the first nine months of 2005, the Company now anticipates the full year 2005 earnings to be $0.57-$0.58 per share. The full year 2006 anticipated earnings are expected to grow approximately 15% to $0.64-$0.68 per share. This outlook includes the following targets: gross written premiums of $350.0 million to $360.0 million, gross commissions and fees of $90.0 million to $92.0 million, and a combined ratio between 97.5% and 99.0%.

ABOUT MEADOWBROOK INSURANCE GROUP

A leader in the alternative risk market, Meadowbrook is a program-based risk management company, specializing in alternative risk management solutions for agents, brokers, and insureds of all sizes. Meadowbrook Insurance Group, Inc. common shares are listed on the New York Stock Exchange under the symbol "MIG". For further information, please visit Meadowbrook's corporate web site at www.meadowbrook.com.

Certain statements made by Meadowbrook Insurance Group, Inc. in this release may constitute forward-looking statements including, but not limited to, those statements that include the words "believes", "expects", "anticipates", "estimates", or similar expressions. Please refer to the Company's most recent 10-K, 10-Q, and other Securities and Exchange Commission filings for more information on risk factors. Actual results could differ materially. These forward-looking statements involve risks and uncertainties including, but not limited to the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectibility of reinsurance; increased rate pressure on premiums; obtainment of certain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation; actions taken by regulators, rating agencies or lenders; obtainment of certain processing efficiencies; changing rates of inflation; and general economic conditions. Meadowbrook is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

EARNINGS RELEASE                                                          PAGE 6


                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                       UNAUDITED BALANCE SHEET INFORMATION

                                                SEPTEMBER 30,   DECEMBER 31,
(IN THOUSANDS, EXCEPT PER SHARE DATA)                2005           2004
-------------------------------------           -------------   ------------
BALANCE SHEET DATA

ASSETS
   Cash and invested assets                        $434,147       $402,156
   Premium & agents balances                        105,815         84,094
   Reinsurance recoverable                          196,357        169,069
   Deferred policy acquisition costs                 26,594         25,167
   Prepaid reinsurance premiums                      24,743         26,075
   Goodwill                                          28,997         28,997
   Other assets                                      65,153         66,138
                                                   --------       --------
TOTAL ASSETS                                       $881,806       $801,696
                                                   ========       ========

LIABILITIES
   Loss and loss adjustment expense reserves       $443,294       $378,157
   Unearned premium reserves                        143,312        134,302
   Debt                                               2,298         12,144
   Debentures                                        55,930         35,310
   Other liabilities                                 63,018         74,273
                                                   --------       --------
TOTAL LIABILITIES                                   707,852        634,186

STOCKHOLDERS' EQUITY
   Common stockholders' equity                      173,954        167,510
                                                   --------       --------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY           $881,806       $801,696
                                                   ========       ========

BOOK VALUE PER COMMON SHARE                        $   6.05       $   5.76

BOOK VALUE PER COMMON SHARE EXCLUDING
   UNREALIZED GAIN/LOSS ON AVAILABLE FOR SALE
   SECURITIES, NET OF DEFERRED TAXES               $   6.05       $   5.60

EARNINGS RELEASE                                                          PAGE 7


                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                     UNAUDITED INCOME STATEMENT INFORMATION

                                                                 FOR THE QUARTER           FOR THE NINE MONTHS
                                                               ENDED SEPTEMBER 30,         ENDED SEPTEMBER 30,
(IN THOUSANDS, EXCEPT                                       -------------------------   -------------------------
SHARE & PER SHARE DATA)                                         2005          2004          2005          2004
-----------------------                                     -----------   -----------   -----------   -----------
SUMMARY DATA
   Gross written premiums                                   $    86,075   $    79,234   $   253,027   $   231,159
   Net written premiums                                          67,420        56,303       197,698       172,279

REVENUES
   Net earned premiums                                      $    63,205   $    52,963   $   187,356   $   155,759
   Commissions and fees (net)                                     9,200        12,669        27,333        32,794
   Net investment income                                          4,591         3,757        13,159        10,901
   Net realized gains (losses)                                       41            79            31           (73)
                                                            -----------   -----------   -----------   -----------
      TOTAL REVENUES                                             77,037        69,468       227,879       199,381

EXPENSES
   Net losses & loss adjustment expenses (1)                     38,469        31,829       113,331        97,164
   Salaries & employee benefits                                  12,913        14,284        39,166        39,417
   Interest expense                                                 948           686         2,527         1,529
   Policy acquisition and other underwriting expenses (1)        11,947         8,169        33,740        24,585
   Other administrative expenses                                  6,037         6,802        19,868        19,367
                                                            -----------   -----------   -----------   -----------
      TOTAL EXPENSES                                             70,314        61,770       208,632       182,062

INCOME BEFORE INCOME TAXES AND EQUITY EARNINGS                    6,723         7,698        19,247        17,319
   Income tax expense                                             2,048         2,509         6,250         6,043
   Equity earnings of affiliates                                    (13)           63           (12)           28
                                                            -----------   -----------   -----------   -----------
NET INCOME                                                  $     4,662   $     5,252   $    12,985   $    11,304
                                                            ===========   ===========   ===========   ===========
NET OPERATING INCOME (2)                                    $     4,635   $     5,200   $    12,965   $    11,352
                                                            ===========   ===========   ===========   ===========

DILUTED EARNINGS PER COMMON SHARE
   Net income                                               $      0.16   $      0.18   $      0.44   $      0.38
   Net operating income                                     $      0.16   $      0.18   $      0.44   $      0.39
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING           29,269,638    29,425,674    29,363,045    29,420,049

GAAP RATIOS:
   Loss & LAE ratio                                                65.5%         64.8%         65.2%         67.1%
   Other underwriting expense ratio                                34.3%         34.7%         33.6%         33.8%
                                                            -----------   -----------   -----------   -----------
   GAAP combined ratio                                             99.8%         99.5%         98.8%        100.9%
                                                            ===========   ===========   ===========   ===========

(1) Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The supplemental information contained on page 8 sets forth the intercompany fees, which are eliminated in consolidation.

(2) While net operating income is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Net operating income is net income less realized gains (losses) net of taxes associated with such gains (losses).

EARNINGS RELEASE                                                          PAGE 8


                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                            SUPPLEMENTAL INFORMATION

                                                                       FOR THE QUARTER      FOR THE NINE MONTHS
                                                                      ENDED SEPTEMBER 30,   ENDED SEPTEMBER 30,
                                                                      -------------------   -------------------
(IN THOUSANDS)                                                          2005      2004        2005       2004
--------------                                                        --------   --------   --------   --------
UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:
Net earned premiums                                                    $63,205   $52,963    $187,356   $155,759

Consolidated net loss and LAE (1)                                      $38,469   $31,829    $113,331   $ 97,164
Intercompany claim fees                                                  2,944     2,511       8,737      7,376
                                                                       -------   -------    --------   --------
Unconsolidated net loss and LAE                                        $41,413   $34,340    $122,068   $104,540
                                                                       =======   =======    ========   ========

   GAAP loss and LAE ratio                                                65.5%     64.8%       65.2%      67.1%

Consolidated policy acquisition and other underwriting expenses (1)    $11,947   $ 8,169    $ 33,740   $ 24,585
Intercompany administrative and other underwriting fees                  9,743    10,187      29,171     28,032
                                                                       -------   -------    --------   --------
Unconsolidated policy acquisition and other underwriting expenses      $21,690   $18,356    $ 62,911   $ 52,617
                                                                       =======   =======    ========   ========

   GAAP other underwriting expense ratio                                  34.3%     34.7%       33.6%      33.8%

GAAP combined ratio                                                       99.8%     99.5%       98.8%     100.9%

                                                                        2005       2004       2005      2004
                                                                      --------   --------   -------   -------
UNCONSOLIDATED GAAP DATA - GROSS COMMISSIONS AND FEES:

Managed programs:
   Management fees                                                     $ 4,328   $ 3,948    $12,624   $12,557
   Claims fees                                                           1,799     5,998      5,317    11,427
   Loss control fees                                                       611       552      1,739     1,629
   Reinsurance placement                                                   124       184        563       301
                                                                       -------   -------    -------   -------
Total managed programs                                                   6,862    10,682     20,243    25,914
Agency commissions                                                       2,917     2,657      8,859     7,646
Intersegment revenue                                                      (579)     (670)    (1,769)     (766)
                                                                       -------   -------    -------   -------
Net commissions and fees                                                 9,200    12,669     27,333    32,794
Intercompany commissions and fees                                       12,687    12,698     37,908    35,408
                                                                       -------   -------    -------   -------
Gross commissions and fees                                             $21,887   $25,367    $65,241   $68,202
                                                                       =======   =======    =======   =======

(1) Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The above table sets forth the intercompany fees, which are eliminated in consolidation. The GAAP combined ratio is the sum of the GAAP loss and loss adjustment expense ratio and the GAAP expense ratio. The GAAP loss and loss adjustment expense ratio is the unconsolidated net loss and loss adjustment expense in relation to net earned premium. The GAAP expense ratio is the unconsolidated policy acquisition and other underwriting expenses in relation to net earned premium.

EARNINGS RELEASE                                                          PAGE 9


                        MEADOWBROOK INSURANCE GROUP, INC.
                              FINANCIAL INFORMATION

                       SUPPLEMENT TO THE EARNINGS RELEASE
                     UNAUDITED INCOME STATEMENT INFORMATION

(IN THOUSANDS, EXCEPT SHARE & PER SHARE DATA)

                                                                      2002A        2003A        Q104A        Q204A        Q304A
                                                                   -----------  -----------  -----------  -----------  -----------
SUMMARY DATA
   Gross written premiums                                          $   183,637  $   253,280  $    81,054  $    70,871  $    79,234
   Net written premiums                                                139,795      189,827       62,951       53,025       56,303

INCOME STATEMENT

REVENUES
   Net earned premiums                                             $   145,383  $   151,205  $    49,713  $    53,083  $    52,963
   Commissions and fees (net)                                           37,581       45,291       11,281        8,844       12,669
   Net Investment income                                                13,958       13,484        3,597        3,547        3,757
   Net realized gains (losses)                                             666          823         (120)         (32)          79
   Gain on sale of subsidiary                                              199           --           --           --           --
                                                                   -----------  -----------  -----------  -----------  -----------
      TOTAL REVENUES                                                   197,787      210,803       64,471       65,442       69,468

EXPENSES
   Net losses & loss adjustment expenses                                98,734       98,472       32,509       32,826       31,829
   Policy acquisition and other underwriting expenses                   33,573       23,606        7,546        8,870        8,169
   Other administrative expenses                                        22,612       23,232        6,096        6,469        6,802
   Salaries & employee benefits                                         37,659       48,238       12,808       12,325       14,284
   Gain on debt reduction                                                 (359)          --           --           --           --
   Interest expense                                                      3,021          977          315          528          686
                                                                   -----------  -----------  -----------  -----------  -----------
      TOTAL EXPENSES                                                   195,240      194,525       59,274       61,018       61,770

INCOME BEFORE TAXES AND EQUITY EARNINGS                                  2,547       16,278        5,197        4,424        7,698
   Income tax expense                                                      897        6,182        1,988        1,546        2,509
   Equity earnings of affiliates                                            --            3           23          (58)          63
                                                                   -----------  -----------  -----------  -----------  -----------
NET INCOME                                                         $     1,650  $    10,099  $     3,232  $     2,820  $     5,252
   Net realized capital gain (loss), net of tax                            571          543          (79)         (21)          52
                                                                   -----------  -----------  -----------  -----------  -----------
OPERATING INCOME                                                   $     1,079  $     9,556  $     3,311  $     2,841  $     5,200
                                                                   ===========  ===========  ===========  ===========  ===========

   Weighted average common shares outstanding                       20,543,878   29,268,799   29,395,208   29,459,390   29,425,674
   Shares O/S at end of the period                                  29,591,494   29,022,435   29,034,433   29,040,733   29,067,883

PER SHARE DATA (DILUTED)
   Net income                                                      $      0.08  $      0.35  $      0.11  $      0.10  $      0.18
   Net realized gain (loss), net of tax                            $      0.03  $      0.02  $        --  $        --  $        --
   Operating income                                                $      0.05  $      0.33  $      0.11  $      0.10  $      0.18
                                                                   -----------  -----------  -----------  -----------  -----------
OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio                                                     72.1%        70.1%        70.2%        66.5%        64.8%
GAAP Expense ratio                                                        36.5%        34.3%        31.8%        34.7%        34.7%
                                                                   -----------  -----------  -----------  -----------  -----------
GAAP COMBINED RATIO                                                      108.6%       104.4%       102.0%       101.2%        99.5%
                                                                   ===========  ===========  ===========  ===========  ===========

UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:

Net earned premiums                                                $   145,383  $   151,205  $    49,713  $    53,083  $    52,963

Consolidated net loss and LAE                                      $    98,734  $    98,472  $    32,509  $    32,826  $    31,829
Intercompany claim fees                                                  6,154        7,514        2,402        2,463        2,511
                                                                   -----------  -----------  -----------  -----------  -----------
Unconsolidated net loss and LAE                                    $   104,888  $   105,986  $    34,911  $    35,289  $    34,340
                                                                   ===========  ===========  ===========  ===========  ===========

   GAAP NET LOSS AND LAE RATIO                                            72.1%        70.1%        70.2%        66.5%        64.8%

Consolidated Policy acquisition and other underwriting expenses    $    33,573  $    23,606  $     7,546  $     8,870  $     8,169
Intercompany administrative and other underwriting fees                 19,445       28,296        8,270        9,575       10,187
                                                                   -----------  -----------  -----------  -----------  -----------
Unconsolidated policy acquisition and other underwriting expenses  $    53,018  $    51,902  $    15,816  $    18,445  $    18,356
                                                                   ===========  ===========  ===========  ===========  ===========

   GAAP EXPENSE RATIO                                                     36.5%        34.3%        31.8%        34.7%        34.7%

GAAP COMBINED RATIO                                                      108.6%       104.4%       102.0%       101.2%        99.5%
                                                                   -----------  -----------  -----------  -----------  -----------

UNCONSOLIDATED COMMISSIONS & FEES
   Managed programs:
      Management fees                                              $    12,761  $    18,751  $     4,711  $     3,898  $     3,948
      Claims fees                                                        8,076       14,756        2,701        2,728        5,998
      Loss control fees                                                  2,590        2,303          545          532          552
      Reinsurance brokerage                                                309          308          147          (30)         184
                                                                   -----------  -----------  -----------  -----------  -----------
   Total managed programs                                               23,736       36,118        8,104        7,128       10,682
   Agency commissions                                                   14,330        9,378        3,219        1,770        2,657
   Intersegment commissions and fees                                      (485)        (205)         (42)         (54)        (670)
                                                                   -----------  -----------  -----------  -----------  -----------
   Net Commissions and fees                                             37,581       45,291       11,281        8,844       12,669
   Intercompany commissions and fees                                    25,599       35,810       10,672       12,038       12,698
                                                                   -----------  -----------  -----------  -----------  -----------
   Gross commissions and fees                                      $    63,180  $    81,101  $    21,953  $    20,882  $    25,367
                                                                   ===========  ===========  ===========  ===========  ===========

                                                                      Q404A        2004A        Q105A        Q205A        Q305A
                                                                   -----------  -----------  -----------  -----------  -----------
SUMMARY DATA
   Gross written premiums                                          $    82,334  $   313,493  $    90,992  $    75,960  $    86,075
   Net written premiums                                                 61,682      233,961       68,990       61,288       67,420

INCOME STATEMENT

REVENUES
   Net earned premiums                                             $    58,734  $   214,493  $    60,787  $    63,364  $    63,205
   Commissions and fees (net)                                            7,741       40,535       10,099        8,034        9,200
   Net Investment income                                                 4,010       14,911        4,091        4,477        4,591
   Net realized gains (losses)                                             412          339         (114)         104           41
   Gain on sale of subsidiary                                               --           --           --           --           --
                                                                   -----------  -----------  -----------  -----------  -----------
      TOTAL REVENUES                                                    70,897      270,278       74,863       75,979       77,037

EXPENSES
   Net losses & loss adjustment expenses                                38,774      135,938       37,134       37,728       38,469
   Policy acquisition and other underwriting expenses                    8,839       33,424       10,822       10,971       11,947
   Other administrative expenses                                         6,597       25,964        7,785        6,046        6,037
   Salaries & employee benefits                                         12,880       52,297       12,605       13,648       12,913
   Gain on debt reduction                                                   --           --           --           --           --
   Interest expense                                                        752        2,281          773          806          948
                                                                   -----------  -----------  -----------  -----------  -----------
      TOTAL EXPENSES                                                    67,842      249,904       69,119       69,199       70,314

INCOME BEFORE TAXES AND EQUITY EARNINGS                                  3,055       20,374        5,744        6,780        6,723
   Income tax expense                                                      309        6,352        1,952        2,250        2,048
   Equity earnings of affiliates                                            11           39          (49)          50          (13)
                                                                   -----------  -----------  -----------  -----------  -----------
NET INCOME                                                         $     2,757  $    14,061  $     3,743  $     4,580  $     4,662
   Net realized capital gain (loss), net of tax                            272          224          (75)          68           27
                                                                   -----------  -----------  -----------  -----------  -----------
OPERATING INCOME                                                   $     2,485  $    13,837  $     3,818  $     4,512  $     4,635
                                                                   ===========  ===========  ===========  ===========  ===========

   Weighted average common shares outstanding                       29,439,194   29,420,508   29,481,870   29,443,933   29,269,638
   Shares O/S at end of the period                                  29,074,832   29,074,832   29,017,682   29,172,892   28,759,282

PER SHARE DATA (DILUTED)
   Net income                                                      $      0.09  $      0.48  $      0.13  $      0.16  $      0.16
   Net realized gain (loss), net of tax                            $      0.01  $      0.01  $        --  $      0.01  $        --
   Operating income                                                $      0.08  $      0.47  $      0.13  $      0.15  $      0.16
                                                                   -----------  -----------  -----------  -----------  -----------
OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio                                                     70.0%        67.9%        65.6%        64.4%        65.5%
GAAP Expense ratio                                                        32.6%        33.5%        33.7%        32.7%        34.3%
                                                                   -----------  -----------  -----------  -----------  -----------
GAAP COMBINED RATIO                                                      102.6%       101.4%        99.3%        97.1%        99.8%
                                                                   ===========  ===========  ===========  ===========  ===========

UNCONSOLIDATED GAAP DATA - RATIO CALCULATION TABLE:

Net earned premiums                                                $    58,734  $   214,493  $    60,787  $    63,364  $    63,205

Consolidated net loss and LAE                                      $    38,774  $   135,938  $    37,134  $    37,728  $    38,469
Intercompany claim fees                                                  2,315        9,691        2,716        3,077        2,944
                                                                   -----------  -----------  -----------  -----------  -----------
Unconsolidated net loss and LAE                                    $    41,089  $   145,629  $    39,850  $    40,805  $    41,413
                                                                   ===========  ===========  ===========  ===========  ===========

   GAAP NET LOSS AND LAE RATIO                                            70.0%        67.9%        65.6%        64.4%        65.5%

Consolidated Policy acquisition and other underwriting expenses    $     8,839  $    33,424  $    10,822  $    10,971  $    11,947
Intercompany administrative and other underwriting fees                 10,327       38,359        9,656        9,772        9,743
                                                                   -----------  -----------  -----------  -----------  -----------
Unconsolidated policy acquisition and other underwriting expenses  $    19,166  $    71,783  $    20,478  $    20,743  $    21,690
                                                                   ===========  ===========  ===========  ===========  ===========

   GAAP EXPENSE RATIO                                                     32.6%        33.5%        33.7%        32.7%        34.3%

GAAP COMBINED RATIO                                                      102.6%       101.4%        99.3%        97.1%        99.8%
                                                                   -----------  -----------  -----------  -----------  -----------

UNCONSOLIDATED COMMISSIONS & FEES
   Managed programs:
      Management fees                                              $     3,696  $    16,253  $     4,196  $     4,100  $     4,328
      Claims fees                                                        1,780       13,207        1,752        1,766        1,799
      Loss control fees                                                    545        2,174          573          555          611
      Reinsurance brokerage                                                119          420          345           94          124
                                                                   -----------  -----------  -----------  -----------  -----------
   Total managed programs                                                6,140       32,054        6,866        6,515        6,862
   Agency commissions                                                    2,159        9,805        3,960        1,982        2,917
   Intersegment commissions and fees                                      (558)      (1,324)        (727)        (463)        (579)
                                                                   -----------  -----------  -----------  -----------  -----------
   Net Commissions and fees                                              7,741       40,535       10,099        8,034        9,200
   Intercompany commissions and fees                                    12,642       48,050       12,372       12,849       12,687
                                                                   -----------  -----------  -----------  -----------  -----------
   Gross commissions and fees                                      $    20,383  $    88,585  $    22,471  $    20,883  $    21,887
                                                                   ===========  ===========  ===========  ===========  ===========